EXHIBIT 16
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                   LETTER RE CHANGE IN CERTIFYING ACCOUNTANT


March 23, 2001




Securities and Exchange Commission
Washington, DC 20549


Ladies and Gentlemen:

We were previously the principal accountants for EMC Insurance Group Inc. and, under the date of February 27, 2001, we reported on the consolidated financial statements of EMC Insurance Group Inc. and subsidiaries as of and for the years ended December 31, 2000 and 1999. On October 18, 2000, we were notified by the management of EMC Insurance Group Inc. that the client-auditor relationship would cease upon completion of our audit of EMC Insurance Group Inc.'s consolidated financial statements as of and for the year ended December 31, 2000, and the issuance of our report thereon. We have read EMC Insurance Group Inc.'s statements included under Item 9 of its Form 10-K dated March 23, 2001, and we agree with such statements, except that we are not in a position to agree or disagree with EMC Insurance Group Inc.'s statement that the change was approved by the board of directors.




                                          KPMG LLP

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